Exhibit 10.4


                                  SECURED PARTY
                       GENERAL CONVEYANCE AND BILL OF SALE


KNOW ALL MEN BY THESE PRESENTS that LAURUS MASTER FUND, LTD. ("Grantor") pursuant to its rights as a secured party under a Security and Purchase Agreement dated December 28, 2005 by and among Grantor, LORETTA BAKING MIX PRODUCTS LTD. ("Debtor") and certain affiliates of Debtor, as well as under a Master Security Agreement dated December 28, 2005 by and among Grantor, Debtor and certain affiliates of Debtor and pursuant to and in exercise of its rights as a secured party under the Uniform Commercial Code, for and in consideration of the sum of $4,712,983.53, the receipt of which is hereby acknowledged, in accordance with the terms hereof, subject to collection, hereby grants, assigns and sets over to QUALITY FOOD BRANDS, INC. ("Grantee") all of Debtor's and Grantor's right, title and interest in and to the property described in Schedule A annexed hereto and made a part hereof. Debtor's right, title and interest in and to the conveyed property shall not include any receivables owed to Debtor by any of its affiliates, including without limitation, Loretta Food Group Inc., Loretta Foods Limited, Loretta Baking Mix Products Ltd, Sweet Valley Food Corporation and Bayshore Foods Inc. ("Affiliates") (collectively, the "Conveyed Property").

TO HAVE AND TO HOLD the same unto Grantee, its successors and assigns.

Grantor represents, warrants and covenants, subject to the provisions herein, that upon delivery of this instrument, Grantee shall be vested with all of the Debtor's rights in the Conveyed Property free and clear of (a) Grantor's security interests or any other interest Grantor has or may have in the Conveyed Property, (b) subordinate security interests and (c) other subordinate liens and other liens created under the laws of Michigan that are not to be discharged. All notices required to be given under Article 9 of the UCC with respect to the conveyance of the Conveyed Property, as provided in this Bill of Sale, have been duly given. Grantor shall conduct the secured party sale of the Conveyed Property in a commercially reasonable manner in accordance with the terms and conditions of Article 9 of the UCC. Grantor has the right to sell and convey the Conveyed Property; provided that if a claim is made against Grantee with respect to the rights and property transferred to Grantee hereby, upon Grantee promptly advising Grantor of any such claim and providing Grantor with the right to defend same at Grantor's sole cost and expense and by counsel of Grantor's choosing, then with respect to such representation and warranty, Grantor shall be liable to Grantee to the extent of damages (and in no event shall Grantor be liable for consequential, special or punitive damages), if any, actually suffered by Grantee, but limited nevertheless to the amount paid by Grantee to Grantor hereunder. Grantee shall cooperate in the defense of any such third party claim. As of the date hereof, Grantor has not received notice of any third party claims either secured or unsecured.

Notwithstanding anything to the contrary provided in this Bill of Sale, Grantor makes no representation or warranty of any kind with respect to any Conveyed Property for which a lien cannot be perfected under Article 9 of the UCC (the "Non UCC Assets"). Grantee acknowledges that Grantor is not conveying to Grantee, and the Conveyed Property shall not include, any interest of any kind in any of the Non-UCC Assets.

EXCEPT AS HEREIN SPECIFICALLY SET FORTH, GRANTOR MAKES NO WARRANTY, REPRESENTATION OR COVENANT, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO (A) TITLE, POSSESSION, QUIET ENJOYMENT OR THE LIKE IN THIS DISPOSITION AND (B) MERCHANTABILITY, FITNESS OR ADEQUACY FOR ANY PURPOSE OR USE, QUALITY, PRODUCTIVENESS OR CAPACITY OF ANY OR ALL OF THE CONVEYED PROPERTY; AND GRANTEE ACKNOWLEDGES BY ITS ACCEPTANCE HEREOF THAT IT IS ACCEPTING ALL OF DEBTORS' RIGHTS IN AND TO SUCH PROPERTY, "AS IS," "WHERE IS" AND WITHOUT IMPLIED OR EXPRESSED REPRESENTATION, WARRANTY OR COVENANT.

The Grantee, by accepting this Secured Party General Conveyance and Bill of Sale, agrees to comply with all federal, state and local laws and regulations having force of law which apply to the Grantee's removal of and use of the property sold hereunder.

The Grantee hereby indemnifies and holds Grantor harmless from and against any and all liability, loss, cost and expense incurred by Grantor arising in any manner whatsoever out of sales and/or other taxes which are required to be paid by Grantee in connection with the transfer of the assets contemplated hereby.

This Secured Party General Conveyance and Bill of Sale and any claim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Secured Party General Conveyance and Bill of Sale, directly or indirectly, shall be governed by and construed in accordance with the laws of the STATE of NEW YORK without regard to any choice-of-law principle that would dictate the application of the laws of another jurisdiction.

                       [SIGNATURE LINES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Grantor has caused this instrument to be duly executed this 18th day of May, 2007.

                                          LAURUS MASTER FUND, LTD.



                                          By: _________________________________
                                          Its: ________________________________

ACCEPTED AND AGREED TO:

QUALITY FOOD BRANDS, INC.


By:___________________________
Its: ___________________________

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )


On the ____ day of ____________,  before me personally came ____________________
to me known, who being by me duly sworn, did depose and say that he is the ___________________ of ________________________________, the corporation described in and which executed the foregoing instrument, and that he was authorized to sign his name thereto by order of the board of directors of said corporation.


                                                 _______________________________
                                                     Notary Public